================================================================================


                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549


                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 2001


                               EDT LEARNING, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                    Delaware                                     76-0545043
           (State or Other Jurisdiction                       (I.R.S. Employer
        of Incorporation or Organization)                    Identification No.)


2999 North 44Th Street, Suite 650, Phoenix, Arizona                 85018
     (Address of Principal Executive Offices)                    (Zip Code)


                                 (602) 952-1200
              (Registrant's Telephone Number, Including Area Code)


================================================================================

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements of Business Acquired

          LEARNING-EDGE, INC. UNAUDITED INTERIM FINANCIAL STATEMENTS
            Balance Sheets as of September 30, 2001 and
              December 31, 2000............................................ F-1
            Statement of Operations for the nine months ended
              September 30, 2001 and 2000.................................. F-2
            Statement of Changes in Stockholders' Deficit for the
              nine months ended September 30, 2001......................... F-3
            Statement of Cash Flows for the nine months ended
              September 30, 2001 and 2000.................................. F-4
            Notes to Interim Financial Statements.......................... F-5

          LEARNING-EDGE, INC. FINANCIAL STATEMENTS
            Report of Independent Accountants.............................. F-8
            Balance Sheet as of December 31, 2000.......................... F-9
            Statement of Operations for the year ended December 31, 2000... F-10 Statement of Changes in Stockholders' Deficit for the year ended December 31, 2000...................................... F-11
            Statement of Cash Flows for the year ended December 31, 2000... F-12
            Notes to Financial Statements.................................. F-13

     (b)  Pro Forma Financial Information (unaudited)

          EDT LEARNING, INC. AND LEARNING-EDGE, INC. PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
            Introduction................................................... F-18
            Pro Forma Consolidated Balance Sheet as of September 30, 2001.. F-19 Pro Forma Consolidated Statement of Operations for the year ended March 31, 2001......................................... F-20
            Pro Forma Consolidated Statement of Operations for the
              six months ended September 30, 2001.......................... F-21
            Notes to Pro Forma Consolidated Financial Statements........... F-22

          Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EDT LEARNING, INC.


                                        By: /s/ Charles Sanders
                                            ------------------------------------
                                            Senior Vice President-Chief
                                            Financial Officer

Date: December 17, 2001

                              LEARNING-EDGE, INC.
                                 BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                   SEPTEMBER 30,    DECEMBER 31,
                                                                                        2001            2000
                                                                                      -------         -------
                                   ASSETS                                           (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents .................................................         $     6         $    17
  Accounts receivable .......................................................             174             343
  Note receivable from related party ........................................              --              76
  Deferred project costs ....................................................             352              92
  Prepaid expenses and other current assets .................................               8              13
                                                                                      -------         -------
       Total current assets .................................................             540             541


Property and equipment, net .................................................             304             128
Other assets ................................................................              14               3
                                                                                      -------         -------

     Total assets ...........................................................         $   858         $   672
                                                                                      =======         =======

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of long-term debt and capital lease obligations ..... .....         $   256         $    88
  Note payable to related party .............................................             248              --
  Accounts payable and other accrued liabilities ............................             302             128
  Accrued salaries and benefits .............................................             114             100
  Deferred revenue ..........................................................           1,688             821
                                                                                      -------         -------
       Total current liabilities ............................................           2,608           1,137

  Deferred compensation to related party ....................................             300              --
  Long term debt and capital lease obligations, less current maturities......             313              21
  Note payable to related party .............................................              --             148

Commitments and contingencies

STOCKHOLDERS' DEFICIT
   Common stock, $.01 par value; 20,000,000 shares authorized;
     14,359,180 and 12,305,250 shares issued respectively;
     12,912,430 and 12,208,500 shares outstanding, respectively .............             143             123
   Additional paid-in capital ...............................................             520             393
   Accumulated deficit ......................................................          (2,904)         (1,015)
   Less: Note receivable for common stock ...................................              --            (125)
   Less: Treasury shares at cost 1,446,750 and 96,750, respectively .........            (122)            (10)
                                                                                      -------         -------
       Total stockholders' deficit ..........................................          (2,363)           (634)
                                                                                      -------         -------

       Total liabilities and stockholders' deficit ..........................         $   858         $   672
                                                                                      =======         =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               LEARNING-EDGE, INC.
                             STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                     2001             2000
                                                   -------          -------
Revenue ......................................     $   763          $   932

Operating expenses
  Costs of revenue ...........................         950              782
  Selling and marketing ......................         702              258
  General and administrative .................         933              239
                                                   -------          -------
      Total operating expenses ..............       (2,585)           1,279
                                                   -------          -------

Loss from operations .........................      (1,822)            (347)

Interest expense ............................           67               32
                                                   -------          -------
Loss before income taxes .....................      (1,889)            (379)

Income taxes ................................           --               --
                                                   -------          -------
Net loss .....................................     $(1,889)         $  (379)
                                                   =======          =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               LEARNING-EDGE, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2001
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                                               NOTE
                                                                                            RECEIVABLE
                                             COMMON STOCK         ADDITIONAL                    FOR
                                          --------------------     PAID-IN     ACCUMULATED    COMMON       TREASURY
                                          SHARES       AMOUNT      CAPITAL       DEFICIT       STOCK        STOCK        TOTAL
                                          -------      -------     -------       -------      -------      -------      -------
Balances at
December 31, 2000 .....................    12,208      $   123     $   393       $(1,015)     $  (125)     $   (10)     $  (634)

Issuance of common stock ..............     2,054           20         127            --           --           --          147

Collection on note receivable
for common stock ......................        --           --          --            --           13           --           13

Forgiveness of note receivable
in exchange for stock redemption.......    (1,350)          --          --            --          112         (112)          --

Net loss ..............................        --           --          --        (1,889)          --           --       (1,889)
                                          -------      -------     -------       -------      -------      -------      -------
Balances at
September 30, 2001 ....................    12,912      $   143     $   520       $(2,904)     $    --      $  (122)     $(2,363)
                                          =======      =======     =======       =======      =======      =======      =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               LEARNING-EDGE, INC.
                             STATEMENT OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                                         NINE MONTHS ENDED SEPTEMBER 30,
                                                                         -------------------------------
                                                                               2001         2000
                                                                              -----        -----
Net cash used by operating activities ................................        $(510)         (91)

Cash flows from investing activities:
  Capital expenditures ...............................................         (106)         (24)
                                                                              -----        -----
       Net cash used by investing activities .........................         (106)         (24)

Cash flows from financing activities:
  Proceeds from issuance of common stock .............................          147           --
  Borrowings from stockholders .......................................          100          286
  Proceeds from (repayments of) long term debt .......................          302          (32)
  Collections from (advances to) stockholders ........................           56          (83)
                                                                              -----        -----

       Net cash provided by financing activities .....................          605          171

       Net change in cash and cash equivalents .......................          (11)          56

Cash and cash equivalents at the beginning of the period .............           17          (10)
                                                                              -----        -----

Cash and cash equivalents at the end of the period ...................        $   6        $  46
                                                                              =====        =====
Non-cash operating and financing activities:
  Forgiveness of note receivable in exchange for stock redemption ....        $ 112        $  --
  Forgiveness of note receivable in exchange for relief of accrued
    rent liability ...................................................        $  33        $  --
  Capital leases incurred for equipment ..............................        $ 158        $  --
  Issuance of note receivable for common stock .......................        $  --        $ 125

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

LEARNING-EDGE, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Learning Edge, Inc. (the "Company") is a provider of e-learning solutions that include content creation services and professional services within the e-learning field. The Company is located in Chandler, Arizona and serves clients throughout the United States.

     The unaudited financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to such regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The Company believes the presentation and disclosures herein are adequate to make the information not misleading, but do not purport to be a complete presentation inasmuch as all note disclosures required by generally accepted principles are not included. In the opinion of management, the financial statements reflect all normal adjustments that are necessary for a fair statement of the results for the interim periods ended September 30, 2001 and 2000.

     Fiscal operating results for interim periods are not necessarily indicative of the results for full years. These financial statements should be read in conjunction with the financial statements of the Company and related notes thereto, for the year ended December 31, 2000.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. To minimize risk, the Company performs ongoing credit evaluations of its customers' financial condition, although collateral is generally not required. For the nine months ended September 30, 2001, one customer accounted for 19% of revenue. At September 30, 2000, three customers accounted for 32%, 17%, and 13% of accounts receivable, respectively.

     REVENUE RECOGNITION

     The Company recognizes revenue under the completed contract method in accordance with Statement of Position 81-1 ("SOP 81-1"), ACCOUNTING FOR PERFORMANCE OF CONSTRUCTION-TYPE AND CERTAIN PRODUCTION-TYPE CONTRACTS, issued by the American Institute of Certified Public Accountants. Under SOP 81-1, the Company recognizes revenue only when the contract is completed, all significant vendor obligations have been met, and customer acceptance has occurred. All direct costs and related revenues are reported as deferred items in the balance sheet until that time. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses become evident. There were no such losses at September 30, 2001.

     COSTS OF REVENUE

     Costs of revenue contain all expense incurred in connection with the provision of content creation services and professional services. This includes certain personnel costs, costs of content labor, certain travel costs and depreciation charges related to production equipment.

     INCOME TAXES

     Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be recovered or settled. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     RECENT ACCOUNTING PROUNCEMENTS

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations." The Company will be required to adopt SFAS No. 141 for all business combinations completed after June 30, 2001. This standard requires that business combinations completed after June 30, 2001, be accounted for under the purchase method. The Company does not anticipate any financial statement impact with the adoption of this statement.

     On July 20, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" was issued by the Financial Accounting Standards Board. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and does not anticipate any financial statement impact with the adoption of this statement.

     In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The company does not anticipate any financial statement impact with the adoption of this statement.

2.   COMPANY FINANCING

     The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since inception and has a working capital and a net stockholders' deficit. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include continued development and marketing of its services, as well as seeking additional financing arrangements or the potential sale of the Company (See Note 11). The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

3.   DEFERRED COMPENSATION

     During the nine months ending September 30, 2001, the chief executive officer and majority shareholder deferred $300,000 of compensation.

4.   INDEBTEDNESS

     During the nine months ending September 30, 2001, the Company obtained approximately $324,000 in financing from various sources comprised as follows: 1) $100,00 line of credit with a balance of $93,000, bearing interest at 10%; converts into a 48 month installment loan beginning March 2002 and with final maturity in February 2006; 2) $200,000 revolving line of credit, bearing interest at 10%; final maturity in February 2006. 3) Various credit card advances totaling $31,000 bearing interest at 24%.

     The majority shareholder made three separate advances to the Company totaling an additional $100,000. The advances bear interest at 16% and are due in January 2002. At September 30, 2001, the Company owed the majority shareholder $248,000.

     In addition, the Company entered into capital lease transactions for property and equipment totaling $158,000. The leases bear interest at 17% and are payable over 36 to 84 months. At September 30, 2001, the outstanding balance on these leases was $136,000.

5.   EQUITY

     Effective December 11, 2000, the Company reincorporated as a Delaware Corporation. In connection with the reincorporation, the Company effected a 1-for-15 stock exchange. All share amounts included in these financial statements have been adjusted to retroactively reflect the effect of the stock exchange.

     Prior to January 1, 2001, the Company loaned its president $125,000 for the purchase of 1,500,000 shares of common stock. In January of 2001, $13,000 was repaid on the loan. In September of 2001, the remaining balance of $112,000 was forgiven in exchange for the related 1,350,000 shares. These shares were recorded as treasury shares.

     During the nine months ending September 30, 2001, the company issued 2,054,000 shares of common stock to related parties for proceeds of $147,000.

6.   STOCK OPTIONS

     Effective January 1, 2001, the Company created a Stock Option Plan (the
     Plan) which provides for both incentive and nonqualified options of up to 3,850,000 shares of common stock to be granted to certain directors, employees or consultants of the Company. The Company subsequently granted 1,061,875 nonqualified options, with an exercise price of $0.10 per share, to certain employees of the Company, all of which were cancelled prior to the Company's acquisition by EDT Learning, Inc. (See Note 7).

7.   SUBSEQUENT EVENT

     On October 1, 2001, the Company was acquired by EDT Learning, Inc. (EDT). As part of the acquisition agreement, all of the Company's common stock was acquired by EDT in exchange for 1,950,000 shares of EDT common stock, the issuance of $850,000 in notes by EDT, and the assumption of the Company's liabilities.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders' and Board of Directors of Learning-Edge, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Learning Edge, Inc. at December 31, 2000, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has incurred losses from operations since its inception and has a working capital and a net stockholders' deficit. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

As discussed in Note 8 to the financial statements, the Company has engaged in transactions with related parties. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.




PricewaterhouseCoopers LLP
Phoenix, Arizona

November 30, 2001

                               LEARNING-EDGE, INC.
                                  BALANCE SHEET
                             AS OF DECEMBER 31, 2000
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents ........................................    $    17
  Accounts receivable ..............................................        343
  Note receivable from related party ...............................         76
  Deferred project costs ...........................................         92
  Prepaid expenses and other current assets ........................         13
                                                                        -------
       Total current assets ........................................        541

Property and equipment, net ........................................        128
Other assets .......................................................          3
                                                                        -------

       Total assets ................................................    $   672
                                                                        =======

                       LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
  Current portion of long-term debt ................................    $    88
  Accounts payable and other accrued liabilities ...................        128
  Accrued salaries and benefits ....................................        100
  Deferred revenue .................................................        821
                                                                        -------
       Total current liabilities ...................................      1,137

  Long-term debt, less current maturities ..........................         21
  Related party notes payable ......................................        148

Commitments and contingencies

STOCKHOLDERS' DEFICIT
  Common stock, $0.01 par value; 20,000,000 shares authorized;
    12,305,250 shares issued; 12,208,500 shares outstanding ........        123
  Additional paid-in capital .......................................        393
  Accumulated deficit ..............................................     (1,015)
  Less: Note receivable for common stock ...........................       (125)
  Less: 96,750 treasury shares at cost .............................        (10)
                                                                        -------
       Total stockholders' deficit .................................       (634)
                                                                        -------

       Total liabilities and stockholders' deficit .................    $   672
                                                                        =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               LEARNING-EDGE, INC.
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

Revenue ....................................................            $ 1,267

Operating expenses
  Costs of revenues ........................................              1,035
  Selling and marketing ....................................                413
  General and administrative ...............................                402
                                                                        -------
       Total operating expenses ............................              1,850
                                                                        -------

Loss from operations .......................................               (583)

Interest expense ...........................................                 40
                                                                        -------
Loss before income taxes ...................................               (623)


Income taxes ...............................................                 --
                                                                        -------
Net loss ...................................................            $  (623)
                                                                        =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               LEARNING-EDGE, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)

                                                                                             NOTE
                                                                                          RECEIVABLE
                                             COMMON STOCK       ADDITIONAL                   FOR
                                           -----------------      PAID-IN   ACCUMULATED     COMMON    TREASURY
                                           SHARES    AMOUNT       CAPITAL     DEFICIT       STOCK      STOCK      TOTAL
                                           ------    ------       -------     -------       -----      -----      -----
Balances at January 1, 2000 ...........     7,505    $    75      $    41     $  (392)     $    --    $    --    $  (276)

Issuance of common stock ..............     2,100         21          154          --         (125)        --         50

Conversion of note payable
  to common stock .....................     2,700         27          198          --           --         --        225

Acquisition of common stock ...........       (97)        --           --          --           --        (10)       (10)

Net loss ..............................        --                                (623)          --        --       (623)
                                          -------    -------      -------     -------      -------    -------    -------

Balances at December 31, 2000..........    12,208    $   123      $   393     $(1,015)     $  (125)   $   (10)   $  (634)
                                          =======    =======      =======     =======      =======    =======    =======

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                               LEARNING-EDGE, INC.
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 2000
                                 (IN THOUSANDS)


Cash flows from operating activities:
  Net loss .......................................................        $(623)
  Adjustments:
    Depreciation and amortization ................................           37
  Changes in current assets and liabilities:
  Accounts receivable ............................................         (245)
  Deferred development costs .....................................          (90)
  Prepaid expenses and other current assets ......................           (6)
  Accounts payable and other accrued liabilities .................           60
  Accrued salaries and benefits ..................................           71
  Deferred revenue ...............................................          691
                                                                          -----
       Net cash used by operating activities .....................         (105)
                                                                          -----
Cash flows from investing activities:
  Purchase of property and equipment .............................          (83)
                                                                          -----
       Net cash used by investing activities .....................          (83)
                                                                          =====
Cash flows from financing activities:
  Repayments of debt .............................................          (29)
  Proceeds from issuance of common stock .........................           50
  Acquisition of common stock ....................................          (10)
  Borrowings from stockholders ...................................          280
  Advances to stockholders .......................................          (76)
                                                                          -----
       Net cash provided by financing activities .................          215
                                                                          -----

Net increase in cash and cash equivalents ........................           27
  Beginning of year ..............................................          (10)
                                                                          -----
  End of year ....................................................        $  17
                                                                          =====
Supplement cash flow information:
  Cash paid for interest .........................................        $  44

Non-cash investing and financing activities:
  Issuance of note receivable for common stock ...................        $ 125
  Conversion of note payable into common stock ...................        $ 225

   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

LEARNING-EDGE, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Learning Edge, Inc. (the "Company") is a provider of e-learning solutions that include content creation services and professional services within the e-learning field. The Company is located in Chandler, Arizona and serves clients throughout the United States.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents.

     CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. To minimize risk, the Company performs ongoing credit evaluations of its customers' financial condition, although collateral is generally not required. For the year ended December 31, 2000, one customer accounted for 26% of revenue. At December 31, 2000, three customers accounted for 36%, 20%, and 13% of accounts receivable, respectively.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying amounts of the Company's financial instruments, which include cash and cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of the Company's long-term debt and related party notes payable approximate fair value.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over their estimated useful lives of three to five years using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

     IMPAIRMENT OF LONG-LIVED ASSETS

     The Company evaluates whether long-lived assets have been impaired whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future undiscounted cash flows expected to result from the use of the asset and its eventual disposition are not sufficient to recover the carrying value of the asset. No such impairment losses have been identified by the Company.

     REVENUE RECOGNITION

     The Company recognizes revenue under the completed contract method in accordance with Statement of Position 81-1 ("SOP 81-1"), ACCOUNTING FOR PERFORMANCE OF CONSTRUCTION-TYPE AND CERTAIN PRODUCTION-TYPE CONTRACTS, issued by the American Institute of Certified Public Accountants. Under SOP 81-1, the Company recognizes revenue only when the contract is completed, all significant vendor obligations have been met, and customer acceptance has occurred. All direct costs and related revenues are reported as deferred items in the balance sheet until that time. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses become evident. There were no such losses at December 31, 2000.

     COSTS OF REVENUE

     Costs of revenue contain all expense incurred in connection with the provision of content creation services and professional services. This includes certain personnel costs, costs of content labor, certain travel costs and depreciation charges related to production equipment.

     INCOME TAXES

     Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to be recovered or settled. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

     START-UP COSTS

     The Company has expensed all start-up costs, including organizational costs, as incurred.

     COMPREHENSIVE LOSS

     There are no differences between the Company's net loss and its total comprehensive loss for the year ended December 31, 2000.

     RECENT ACCOUNTING PROUNCEMENTS

     In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard (SFAS) No. 141, "Business Combinations." The Company will be required to adopt SFAS No. 141 for all business combinations completed after June 30, 2001. This standard requires that business combinations completed after June 30, 2001, be accounted for under the purchase method. The Company does not anticipate any financial statement impact with the adoption of this statement.

     On July 20, 2001, SFAS No. 142, "Goodwill and Other Intangible Assets" was issued by the Financial Accounting Standards Board. SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment-only approach. Amortization of goodwill, including goodwill recorded in past business combinations, will cease upon adoption of this statement. The Company is required to implement SFAS No. 142 on January 1, 2002 and does not anticipate any financial statement impact with the adoption of this statement.

     In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This Statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 supercedes SFAS 121, "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB Opinion No. 30. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001. The company does not anticipate any financial statement impact with the adoption of this statement.

2.   COMPANY FINANCING

     The accompanying financial statements have been prepared on a basis which assumes that the Company will continue as a going concern and which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred losses from operations since inception and has a working capital and a net stockholders' deficit. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include continued development and marketing of its services, as well as seeking additional financing arrangements or the potential sale of the Company (See Note 11). The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 2000 (in thousands):

         Equipment..............................     $      419
         Furniture and fixtures.................             45
                                                     ----------
                                                            464

         Less-accumulated depreciation..........            336
                                                     ----------
                                                     $      128
                                                     ==========

4.   INDEBTEDNESS

     The components of long-term debt at December 31, 2000 are summarized as follows (in thousands):

     $100,000 line of credit with financial institution, interest at prime plus 1.5%
        (11% at December 31, 2000).  No payments required until September 15,
        2001, upon which date balance will convert to a term note payable maturing
        on October 15, 2005.  Secured by all assets of the Company.....................     $      77

     Note payable to financial institutions, interest rates ranging from 10.99% to
        11.99%, unsecured, payable in monthly installments of principal and interest
        through September, 2002........................................................            32
                                                                                            ---------
                                                                                                  109

     Less - current portion............................................................            88
                                                                                            ---------
     Long-term indebtedness............................................................     $      21
                                                                                            =========

     The aggregate maturities of indebtedness described above are as follows:
     $88 in 2001, $5 in 2002, and $16 thereafter.

     The Company has a note payable to a related party at December 31, 2000 (See
     Note 8).

5.   EQUITY TRANSACTIONS

     Effective December 11, 2000, the Company reincorporated as a Delaware Corporation. In connection with the reincorporation, the Company effected a 1-for-15 stock exchange. All share amounts included in these financial statements have been adjusted to retroactively reflect the effect of the stock exchange.

     On January 1, 2000, the Company loaned its president $125,000 for the purchase of 1,500,000 shares of common stock. The note is fully collateralized by the shares of common stock and is shown on the balance sheet as a reduction in stockholders' equity.

     Effective October 23, 2000, the Company's chief executive officer and majority shareholder obtained 2,400,000 shares of common stock through the conversion of a $200,000 note payable. Another related party obtained 300,000 shares of common stock through the conversion of a $25,000 note payable in a similar transaction.

     During November 2000, the Company acquired 97,000 shares of treasury stock from minority stockholders for $10,000.

6.   INCOME TAXES

     At December 31, 2000, the Company's deferred tax asset consisted primarily of a federal net operating loss carryforward of approximately $1,100,000. This net operating loss carryforward is available to reduce future taxable income and expires in 2020. Since the Company has not generated taxable income, it has provided a valuation allowance for the full amount of its net deferred tax asset since realization of any future benefit from deductible temporary differences and net operating loss and tax credit carryforwards cannot be sufficiently assured at December 31, 2000. The Company's ability to realize the benefits from the net operating loss carryforward may be significantly limited in the event of certain ownership changes.

7.   401(K) SAVINGS PLAN

     The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. The Company matches twenty-five percent of these contributions up to the first six percent of the employee's contribution. For the year ended December 31, 2000, the Company contributed approximately $11,000 to the 401(k) Savings Plan.

8.   RELATED PARTY TRANSACTIONS

     Notes receivable from related parties consist of a single note from a director for $76,000. The note earns interest at 11% per annum, is unsecured and is due on demand.

     The Company's chief executive officer and majority stockholder has advanced funds to the Company from time to time for normal operating expenses. The advances bear interest at 10.75% and are due in May 2002. As of December 31, 2000, the Company's note payable to the stockholder was $148,000.

     During 2000, the Company entered into various equity transactions with several related parties (Note 5).

     The Company's offices reside on property owned by a company that is in turn owned by a member of the Company's board of directors. The Company incurred $15,000 for such lease expense during the year ended December 31, 2000. As of December 31, 2000, the Company's payable to this related party was $44.

9.   COMMITMENTS AND CONTINGENCIES

     The Company leases its office space and certain office equipment under operating leases. Total rent expense under these operating leases was approximately $25,000 for the year ended December 31, 2000. At December 31, 2000, the Company has future minimum lease payment obligations of approximately $85,000 in 2001. There are no future commitments on these leases after 2001.

     The Company is subject to various claims and litigation in the normal course of its business. The Company does not believe that any of these proceedings will have a material, adverse effect on its financial position, results of operations or cash flows.

10.  SUBSEQUENT EVENTS

     Effective January 1, 2001, the Company created a Stock Option Plan (the
     Plan) which provides for both incentive and nonqualified options of up to 3,850,000 shares of common stock to be granted to certain directors, employees or consultants of the Company. The Company subsequently granted 1,061,875 nonqualified options with an exercise price of $0.10 per share, to certain employees of the Company, all of which were cancelled prior to the Company's acquisition by EDT Learning, Inc.

     Subsequent to December 31, 2000, the chief executive officer and majority shareholder deferred $300,000 of compensation. In addition, the majority shareholder advanced the company an additional $100,000 bearing interest at 16%.

     In January 2001, the Company collected $13,000 related to its $125,000 note receivable with its president. The remaining balance of $112,000 was subsequently forgiven in September 2001 in exchange for the redemption of the related 1,350,000 shares, which were recorded as treasury shares.

     Subsequent to December 31, 2000, the Company issued 2,054,000 shares of common stock to related parties for proceeds of $147,000.

     Subsequent to December 31, 2000, the Company obtained $324,000 in financing from various sources at an average interest rate of 11%. The Company also entered into capital lease transactions for property and equipment totaling $158,000. The leases bear interest at 17% and are payable over 36 to 84 months.

     On October 1, 2001, the Company was acquired by EDT Learning, Inc. (EDT). As part of the acquisition agreement, all of the Company's common stock was acquired by EDT in exchange for 1,950,000 shares of EDT`s common stock, the issuance of $850,000 in notes by EDT, and the assumption of the Company's liabilities.

                   EDT LEARNING, INC. AND LEARNING-EDGE, INC.
              PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

INTRODUCTION

     The following pro forma consolidated financial statements reflect the acquisition of all the outstanding capital stock of Learning-Edge, Inc. (Learning-Edge). The acquisition of Learning-Edge was accounted for by EDT Learning, Inc. (EDT Learning) using the purchase method of accounting.

     The pro forma consolidated balance sheet is derived from the historical consolidated balance sheet of EDT Learning as of September 30, 2001 and the historical balance sheet of Learning-Edge as of September 30, 2001 and is presented as if the acquisition had been consummated on September 30, 2001. The pro forma consolidated statement of operations for the year ended March 31, 2001 is derived from the historical consolidated statement of operations of EDT Learning for the year ended March 31, 2001 and the historical statement of operations of Learning-Edge for the year ended December 31, 2000. The pro forma consolidated statement of operations for the six months ended September 30, 2001 is derived from the interim consolidated statement of operations of EDT Learning for the six months ended September 30, 2001 and the interim statement of operations of Learning-Edge for the six months ended September 30, 2001. The pro forma adjustments have been prepared as if the acquisition had been consummated on April 1, 2000.

     The pro forma consolidated financial statements are not necessarily indicative of the results of the future operations of EDT Learning. The pro forma consolidated statements of operations do not reflect the anticipated cost savings resulting from integration of the operations of EDT Learning and Learning-Edge. The pro forma adjustments described in the accompanying notes are based on estimates derived from information currently available.

     The pro forma consolidated financial statements should be read in conjunction with the notes thereto and the historical financial statements of Learning-Edge included in Item 7 (a) of this Form 8-K/A. In addition, reference should be made to the historical financial statements of EDT Learning included in Form 10-K for the year ended March 31, 2001 and included in Form 10-Q for the six months ended September 30, 2001 filed with the Securities and Exchange Commission.

                   EDT LEARNING, INC. AND LEARNING-EDGE, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2001
                                 (IN THOUSANDS)

                                                                                                      PRO FORMA
                                                            EDT         LEARNING-    PRO FORMA            AS
                                                          LEARNING        EDGE      ADJUSTMENTS        ADJUSTED
                                                          --------      --------      --------         --------
                        ASSETS
Current assets:
  Cash and cash equivalents ......................        $  1,094      $      6      $     --         $  1,100
  Accounts receivable, net .......................             437           174            --              611
  Prepaid expenses and other current assets ......             234             8            --              242

  Deferred project costs .........................              --           352           240(B)           592
  Notes receivable, net ..........................             335            --            --              335
                                                          --------      --------      --------         --------
       Total current assets ......................           2,100           540           240            2,880

  Property and equipment, net ....................           2,678           304           (30)(A)        2,952
  Intangible assets, net .........................           2,359            --         4,198(A)         6,557
  Notes receivable, net ..........................             757            --            --              757
  Other assets ...................................             170            14            --              184
                                                          --------      --------      --------         --------
       Total assets ..............................        $  8,064      $    858      $  4,408         $ 13,330
                                                          ========      ========      ========         ========

        LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
  Current portion of long term debt ..............        $  8,966      $    216      $     --         $  9,182
  Note payable to related party ..................              --           248            --              248
  Accounts payable and accrued liabilities .......             575           416           200(A)         1,191
  Current portion of deferred revenue ............             778         1,688            --            2,466
  Accrued employment agreement ...................             248            --            --              248
  Current portion of capital lease liabilities ...             334            40            --              374
                                                          --------      --------      --------         --------
       Total current liabilities .................          10,901         2,608           200           13,709

  Long term debt, less current maturities ........           2,318           217           850(A)         3,385
  Capital lease liabilities ......................             478            96            --              574
  Deferred revenue ...............................             367            --            --              367
  Deferred compensation to related party .........              --           300            --              300
  Commitments and contingencies

Stockholders' deficit
  Common stock ...................................              12           143          (141)(A)           14
  Additional paid-in capital .....................          25,853           520           473(A)        26,846
  Accumulated deficit ............................         (30,724)       (2,904)        2,904(A)       (30,724)
  Less: Treasury shares ..........................          (1,141)         (122)          122(A)        (1,141)
                                                          --------      --------      --------         --------
       Total stockholders' deficit ...............          (6,000)       (2,363)        3,358           (5,005)
                                                          --------      --------      --------         --------

       Total liabilities and stockholders' deficit        $  8,064      $    858         4,408         $ 13,330
                                                          ========      ========      ========         ========

               SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

                   EDT LEARNING, INC. AND LEARNING-EDGE, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                          EDT
                                                       LEARNING     LEARNING-EDGE
                                                        FOR THE        FOR THE
                                                        FISCAL       FISCAL YEAR
                                                      YEAR ENDED        ENDED                      PRO FORMA
                                                       MARCH 31,     DECEMBER 31,    PRO FORMA        AS
                                                         2001           2000        ADJUSTMENTS     ADJUSTED
                                                       --------       --------       --------       --------
Net revenue ....................................       $ 12,458       $  1,267       $     --       $ 13,725
  Operating expenses:
    Clinical salaries, wages and benefits ......          3,452             --             --          3,452
    Dental supplies and lab fees ...............            285             --             --            285
    Rent .......................................            176             --             --            176
    Advertising and marketing ..................             33             --             --             33
    Other operating expenses ...................            192             --             --            192
    Costs of revenue ...........................             --          1,035             --          1,035
    General and administrative .................          7,340            365             --          7,705
    Impairment of assets .......................         23,000             --             --         23,000
    Depreciation and amortization ..............          2,368             37             40(C)       2,445
    Sales and marketing ........................             --            413             --            413
                                                       --------       --------       --------       --------
     Total operating expenses ..................         36,846          1,850             40         38,736
                                                       --------       --------       --------       --------

Loss from operations ...........................        (24,388)          (583)           (40)       (25,011)

     Interest expense ..........................          1,358             40             60(F)       1,458
     Interest income ...........................           (352)            --             --           (352)
     Other income ..............................           (407)            --             --           (407)
                                                       --------       --------       --------       --------
                                                            599             40            (60)           699

Loss before income taxes .......................        (24,987)          (623)          (100)       (25,710)
  Income tax expense ...........................             --             --             --             --
                                                       --------       --------       --------       --------
Loss before extraordinary item .................       $(24,987)      $   (623)      $   (100)(G)   $(25,710)
                                                       ========       ========       ========       ========

Basic and diluted loss per share ...............       $  (2.38)                                    $  (2.07)
                                                       ========                                     ========
Weighted average number of shares outstanding
  - basic and diluted ..........................         10,496                               (H)     12,446
                                                       ========                                     ========

                SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

                   EDT LEARNING, INC. AND LEARNING-EDGE, INC.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTHS ENDING SEPTEMBER 30, 2001
                        (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                      PRO FORMA
                                                            EDT                         PRO FORMA         AS
                                                         LEARNING     LEARNING-EDGE    ADJUSTMENTS     ADJUSTED
                                                         --------       --------        --------       --------
Revenues
  Learning .....................................         $    285       $    530       $    (50)(D)    $    765
  Dental contracts .............................            3,478             --             --           3,478
                                                         --------       --------       --------        --------
       Total revenues ..........................            3,763            530            (50)(E)       4,243

Operating expenses:
   Costs of revenue ............................              481            608            (50)(D)       1,039
   Sales and marketing .........................              426            402             --             828
   General and administrative ..................              917            638             --           1,555
   Depreciation and amortization ...............            1,074             88             31(C)        1,193
                                                         --------       --------       --------        --------
       Total operating expenses ................            2,898          1,736            (19)          4,615
                                                         --------       --------       --------        --------

Earnings (loss) from operations ................              865         (1,206)           (31)(E)        (372)

   Interest expense ............................              559             54             30(F)          643
   Interest income .............................             (143)            --             --            (143)
   Other income ................................             (176)            --             --            (176)
                                                         --------       --------       --------        --------
                                                              240             54             30             324

Income (loss) before taxes .....................              625         (1,260)           (61)           (696)
  Income tax expense ...........................               --             --             --              --
                                                         --------       --------       --------        --------

       Net income (loss) .......................         $    625       $ (1,260)      $    (61)(E)    $   (696)
                                                         ========       ========       ========        ========

Basic and diluted earnings (loss) per share:...              0.06                                      $  (0.06)
                                                         ========                                      ========
Weighted average number of shares outstanding
 - basic and diluted ...........................           10,557                               (H)      12,507
                                                         ========                                      ========

                SEE ACCOMPANYING NOTES TO THE UNAUDITED PRO FORMA
                       CONSOLIDATED FINANCIAL STATEMENTS

         NOTES TO PRO FORMA UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

     The following is a summary of the significant assumptions and adjustments used in preparing the pro forma unaudited consolidated balance sheet as of September 30, 2001 and the pro forma unaudited consolidated statements of operations for the year ended March 31, 2001 and for the six months ended September 30, 2001.

     (A) To reflect the purchase of Learning-Edge, Inc. for 1,950,000 shares of EDT Learning, Inc. common stock and the issuance of $850,000 of debt in exchange for 100% of the outstanding shares of Learning-Edge, Inc. plus assumed liabilities of $3,221,000. The debt of $850,000 bears interest at 7.5% and is due in two equal installments on October 1, 2003 and on October 1, 2004, respectively. If EDT Learning raises additional capital, the payment schedule accelerates.

          The proforma adjustments also represent the conversion of each Learning-Edge, Inc. share into .151 of a share of EDT Learning, Inc. common stock, which was valued at $0.51 per share (the average market price of EDT Learning, Inc. common stock for the three days prior and two days after the agreement as to the final merger terms).

          The proforma adjustment also reflects the elimination of the Learning-Edge historical equity components, including common stock, treasury stock, other capital and accumulated deficit.

          The purchase price has been calculated as follows:

                                                                  (IN THOUSANDS)
          Issuance of EDT Learning common stock valued
            at $0.51 per share..................................    $      995
          Issuance of  EDT Learning debt........................           850
          Estimated acquisition costs...........................           200
                                                                    ----------
            Net purchase price, including acquisition costs.....    $    2,045

          Assumed liabilities...................................         3,221
                                                                    ----------
            Total purchase price................................    $    5,266
                                                                    ==========

          The total purchase price has been allocated to assets acquired and liabilities assumed based upon their estimated fair values in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations". The excess purchase price over the estimated fair value of the tangible assets acquired and liabilities assumed has been assigned to goodwill while EDT Learning completes its assessments of Learning-Edge's operations in order to determine whether or not separately identifiable intangible assets exist. At this time, no separately identifiable intangible assets have been noted. EDT Learning expects to complete the assessment during January, 2002.

          The purchase price has been initially allocated as follows:

                                                                     HISTORICAL    PURCHASE PRICE   PRO FORMA
                                                                       AMOUNT       ALLOCATION     ADJUSTMENTS
                                                                     ---------       --------       --------
                                                                                   (IN THOUSANDS)
          Current assets.......................................      $     540       $    780       $    240
          Property and equipment...............................            304            274            (30)
          Other long-term assets...............................             14          4,212          4,198
          Current liabilities..................................         (2,608)        (2,808)          (200)
          Long-term obligations, excluding current maturities..           (613)        (1,463)          (850)
          Common stock, net of treasury shares.................            (21)            (2)            19
          Capital in excess of par value.......................           (520)          (993)          (473)
          Accumulated deficit..................................          2,904             --         (2,904)
                                                                     ---------       --------       --------
                                                                     $      --       $     --       $     --
                                                                     =========       ========       ========

     (B) Reflects the application of a normal profit margin to contracts in process at the date of acquisition.

     (C) Reflects the net effect of the increase in amortization of goodwill and decrease in depreciation of property and equipment.

     (D) Reflects the elimination of sales between EDT Learning and Learning-Edge prior to the acquisition.

     (E) Reflects the condensed historical results of Learning-Edge's operations not otherwise included in the related pro forma information:

                                                                                            SIX MONTHS
                                                                                               ENDED
                                                                                             SEPTEMBER
                                                       NINE MONTHS      LESS THREE            30, 2001
                                                          ENDED        MONTHS ENDED         INCLUDED IN
                                                      SEPTEMBER 30,      MARCH 31,           PRO FORMA
                                                          2001             2001             STATEMENTS
                                                      ------------     ------------        ------------
          Revenues..............................      $        763     $        233        $        530
          Loss from operations...................     $     (1,822)    $       (616)       $     (1,206)
          Net loss...............................     $     (1,889)    $       (629)       $     (1,260)

     (F) Reflects interest expense related to the $850,000 debt issued by EDT Learning in connection with the acquisition.

     (G) The historical results of EDT Learning for the fiscal year ended March 31, 2001 included a $70 extraordinary gain related to forgiveness of debt. This item has not been included in the related unaudited pro forma consolidated statements of operations.

     (H) Weighted average shares of common stock outstanding is summarized below:

                                                                                  SIX MONTHS         YEAR
                                                                                     ENDED           ENDED
                                                                                 SEPTEMBER 30,      MARCH 31,
                                                                                     2001             2001
                                                                                --------------   -------------
          EDT Learning historical weighted average common
            stock equivalents basic and diluted............................         10,557,000      10,496,000
          EDT Learning shares issued for the acquisition of
            Learning-Edge..................................................          1,950,000       1,950,000
                                                                                --------------   -------------
          Total number of shares used in net income per share
            calculation basic and diluted..................................         12,507,000      12,446,000
                                                                                ==============   =============

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of EDT Learning, Inc. of our report dated November 30, 2001 relating to the financial statements of Learning-Edge, Inc, which appears in this Form 8-K/A.



PricewaterhouseCoopers LLP

Phoenix, Arizona
December 17, 2001